Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-48355/48355-01) and the Registration Statements on Form S-8 (Nos. 33-52810, 33-77168, 33-89298, 33-80439, 333-20993, 333-42241, 333-61669, 333-80027, 333-72758, 333-96011 and 333-113114) of Tommy Hilfiger Corporation of our report dated November 18, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 18, 2005